Exhibit 5


                          Variable Annuity Application

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Owner
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Full Name_______________________________________________________________________

Address_________________________________________________________________________

City___________________________________________________State_______Zip__________

Social Security Number__________________________________________________________

|_| Male              |_| Female            Date of Birth_____/_____/___________

Phone Number (_____)____________________________________________________________

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Joint Owner (Non-Qualified Only, Spouse Only)
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Full Name_______________________________________________________________________

Address_________________________________________________________________________

City___________________________________________________State_______Zip__________

Social Security Number__________________________________________________________

|_| Male              |_| Female            Date of Birth_____/_____/___________

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Variable Annuity Applied For
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Product Name____________________________________________________________________

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Premium
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|_| Premium Enclosed $________________________

|_| 1035 Exchange/Qualified Rollover (Approximate) $___________
    (Attach 1035 Exchange or Qualified Transfer form(s).)

|_| Systematic Investment Program (Attach Form)
Group Billing

|_| Add to Existing Group      Group #_________________________

|_| New Group (Attach Group Billing Form)

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Special Instructions
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________________________________________________________________________________

Jefferson Pilot Financial Insurance Company

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Annuitant (If Other Than Owner)
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Full Name_______________________________________________________________________

Address_________________________________________________________________________

City___________________________________________________State_______Zip__________

Social Security Number__________________________________________________________

|_| Male              |_| Female            Date of Birth_____/_____/___________

Phone Number (_____)____________________________________________________________

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Beneficiary
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                               Name         Relationship        Date of Birth

Primary_____________________________________________________________/____/______

Contingent__________________________________________________________/____/______

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Plan Types
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|_| Non-Qualified

|_| Traditional IRA |_| Roth IRA |_| SEP |_| 403(b)-Non ERISA

|_| Other(specify)____________________________________

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Miscellaneous Information
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|_|   Statement of Additional Information Please check this box if you would like additional information that is available which contains more details concerning the subjects discussed in the prospectus.

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Optional Benefits
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Enhanced Death Benefit: (Select No More Than One):

                            |_| Option 1 |_| Option 2

|_| Waiver of Surrender Charges for Extended Care
    Confinement and Terminal Illness

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Investment Selections
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Initial and subsequent premium payments will be allocated as shown below unless otherwise directed. Note: 5.00% minimum in whole numbers to any account. Note: currently allocation of premium payments is limited to no more than [15] of the current or future variable sub-accounts over the life of the policy/certificate.

[SEPARATE ACCOUNT OPTIONS]                                            Allocation
[Equity Portfolio Choices]                                            Percentage

   [JPVF World Growth Stock Portfolio - Templeton (006)                      %]
                                                                         -------
   [JPVF International Equity Portfolio - Lombard Odier (025)                %]
                                                                         -------
   [JFVF Emerging Growth Portfolio - MFS (021)                               %]
                                                                         -------
   [JPVF Capital Growth Portfolio - Janus (041)                              %]
                                                                         -------
   [JPVF Small Company Portfolio - Lord, Abbett (031)                        %]
                                                                         -------
   [JPVF Growth Portfolio - Strong (026)                                     %]
                                                                         -------
   [JPVF S&P 500* Index Portfolio - Barclays (049)                           %]
                                                                         -------
   [Fidelity VIP Growth Portfolio (043)                                      %]
                                                                         -------
   [Fidelity VIP II Contrafund Portfolio (047)                               %]
                                                                         -------
   [Oppenheimer Capital Appreciation Fund/VA (062)                           %]
                                                                         -------
   [MFS Research Series (035)                                                %]
                                                                         -------
   [MFS Utilities Series (036)                                               %]
                                                                         -------

[SEPARATE ACCOUNT OPTIONS (continued)]                                Allocation
[Equity and Fixed Income Portfolio Choices]                           Percentage

   [Fidelity VIP Equity -Income Portfolio (044)                              %]
                                                                         -------
   [JPVF Value Portfolio - Credit Suisse (037)                               %]
                                                                         -------
   [JPVF Balanced Portfolio - Janus (045)                                    %]
                                                                         -------
[Fixed Income Portfolio Choices]

   [JPVF High Yield Bond Portfolio - MFS (028)                               %]
                                                                         -------
   [JPVF Money Market Portfolio - MFS (011)                                  %]
                                                                         -------
   [Oppenheimer Bond Fund/VA (039)                                           %]
                                                                         -------
   [Oppenheimer Strategic Bond Fund/VA (040)                                 %]
                                                                         -------
[GUARANTEED INTEREST ACCOUNT OPTIONS]
[Interest Rate Guarantee Periods]

   [1-Year (095)                                                             %]
                                                                         -------
   [3-Year**                                                                 %]
                                                                         -------
   [5-Year**                                                                 %]
                                                                         -------
[TOTAL                                                                    100%]
[**A MVA will apply to amounts transferred, withdrawn or annuitized.]

[* "Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Jefferson Pilot Variable Corporation. This annuity is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing this annuity.]


VAA-00800                                                              Rev 03/00

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Telephone Transfers
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By checking one of the following boxes, I authorize the Company to accept telephone transfers/reallocation instruction from:

      |_| Only Me |_| Me & My Registered Representative ("Rep.")
      |_| Me & My Registered Rep. & Administrative Staff

To change the allocation of any premiums and/or transfer funds among my investment choices based on my telephone instructions and/or the telephone instructions of my Registered Rep. (if checked above), I agree to the established conditions and requirements stated in the prospectus. I agree to indemnify and hold Jefferson Pilot Financial Insurance Company , its affiliates, any sub-accounts managed by such affiliates, and their trustees, directors, officers, employees, and agents harmless from any and all losses (including expenses) arising from such instructions. I am aware that telephone instructions will be recorded to protect the Company and me, and will be put into effect only when proper identification is provided.

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Owner(s) Statement
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I (the Owner) understand and agree that:

1. The above statements and answers are true, complete, and correct to the best of his or her knowledge and belief.

2. The statements made may be relied upon in determining whether to issue a policy/certificate and shall form the exclusive basis of any annuity policy/certificate issued hereon.

3. Checks must be made payable to Jefferson Pilot Financial Insurance Company ("Company"), not to the Registered Rep. The canceled check is my receipt. The policy/certificate will become effective on the policy date/certificate date. In the event that the initial premium or this application is not acceptable, the Company's liability will be limited to a return of any premiums paid.

4. Only the Company Chief Executive Officer, President, Executive Vice President or Secretary can make, modify, discharge, or waive any of the Company's rights.

5. Any annuity policy/certificate issued upon this application will be considered a policy/certificate of the state in which the policy/certificate is delivered and its terms will be construed in accordance with the laws of that state.

6. Annuity payments and withdrawal values, when based on investment experience of the Separate Account, are variable and are not guaranteed as to fixed dollar amount.

7. I acknowledge that I have received a copy of the current prospectus and current prospectuses for the underlying investment options.

8. The guaranteed interest account value may be subject to a positive or negative Market Value Adjustment ("MVA").

Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. (This language is not applicable in OR.)

To the best of your knowledge, is the policy/certificate applied for intended to replace any other insurance or annuity? |_| Yes |_| No

Application Signed in: City_____________________________________________________

State___________________________________________________________________________

Signature of Owner_____________________________________________ Date___/___/____

Signature of Annuitant__________________________________________Date___/___/____

Signature of Joint Owner, if any________________________________Date___/___/____

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Registered Representative Statement
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To the best of my knowledge is this policy/certificate            |_| Yes |_| No
intended to replace or change existing insurance or annuities? If replacement is involved, I have attached copies of Comparison and Notice Statements and a list of companies involved, as required.

Based on the information available to you, do you believe         |_| Yes |_| No
this annuity as applied for is a suitable investment?

If No, please explain___________________________________________________________

Please Select One Option:    |_| Option A |_| Option B |_| Option C |_| Option D

Registered Rep. Signature_______________________________________________________

Registered Rep. Name (Print )___________________________________________________

Registered Principal Signature__________________________________________________

Registered Principal Name (Print)_______________________________________________

Date_____/____/_____   Field Force #____________________________________________

Registered Rep. Phone Number (___)______________________________________________

Broker/Dealer Name______________________________________________________________

Send Application & Check To:
[Variable Annuity Service Center]
[P. O. Box 515]
[One Granite Place]
[Concord, NH 03302-0515]